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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]


                                 July 20, 2000



Efficient Networks, Inc.
4849 Alpha Road
Dallas, TX  75244

     Re:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We are acting as counsel for Efficient Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of $400,000,000 aggregate principal amount of 5% Convertible Subordinated Notes due 2005 (the "Notes"), and such indeterminate number of shares of Common Stock, $0.001 par value per share, of the Company, as may be required for issuance upon conversion of the Notes (the "Conversion Shares"). The Notes and the Conversion Shares are to be offered and sold by certain securityholders of the Company. In this regard we have participated in the preparation of a Registration Statement on Form S-3 relating to the Notes and the Conversion Shares (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement").

     We are of the opinion that the Notes have been duly authorized and are binding obligations of the Company entitled to the benefits of the Indenture, dated as of March 1, 2000, between the Company and State Street Bank and Trust Company of California, N.A., as Trustee. We are of the further opinion that the Conversion Shares have been duly authorized and, when issued by the Company upon conversion of the Notes in accordance with the Indenture, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.


                                 Sincerely,

                                 WILSON SONSINI GOODRICH & ROSATI
                                 Professional Corporation

                                 /s/ Wilson Sonsini Goodrich & Rosati
                                 Professional Corporation